Exhibit 10.21

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into this 5th day of May 2009, by and between NATIONAL HOLDINGS CORPORATION, a Delaware corporation (the “Company”) and FUND.COM INC., a Delaware corporation, and/or its Affiliate (collectively, the “Investor”).

Recitals

A.           Effective as of April 7, 2009, the Company and the Investor entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which inter alia, the Investor agreed to purchase and the Company agreed to sell certain Securities of the Company.

B.           The Company and the Investor are executing and delivering this Agreement in order to amend certain of the provisions to the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Purchase Agreement, as follows:

1.           Definitions.  Unless otherwise separately defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning as are defined in the Purchase Agreement and the other Transaction Documents.

2.           Amendment to Section 3.1.  Section 3.1 of the Purchase Agreement entitled Closing is hereby deleted and the following Section 3.1 is inserted in place thereof.

“3.1           Closing.

(a)           The Closing shall take place at the offices of Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, New York 10017 or at such place as may be mutually agreed upon by the parties hereto (or remotely via the exchange of documents and signatures) at 10:00 A.M. New York City time following the execution and delivery of this Agreement, and on the first business day immediately following the date on which the last of the conditions specified herein is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions) but in any event no later than May 29, 2009 (the “Closing Date”) or at such other time and place and such other date as the Company and the Investor mutually agree.  All events occurring at the Closing will, unless otherwise specified, be deemed to have simultaneously occurred.

(b)           Subject to the provisions of Section 3.2(c) below, in the event that the Closing shall not have occurred by the Closing Date (or any other date mutually agreed upon in writing by the Parties), then either the Company or the Investor may, by written notice to the other party, terminate the Purchase Agreement and this Agreement; in which event neither party hereto shall have any further liability or obligation to the other hereunder or thereunder.

                               (c)           The Investor has agreed, up to a maximum of $200,000, to defray all or a portion of the actual professional fees incurred and to be incurred by the Company in connection with the transactions contemplated by the Purchase Agreement and other Transaction Documents, but only in the event that such transactions shall not have occurred by the Closing Date (as the same may be extended at the sole option of the Company) for any reason, other than a failure by the Company to satisfy the closing conditions, covenants and agreements on its part required to be performed under the Purchase Agreement, as amended, hereby (an “Investor Default”) to be funded by the Escrow Funds (as hereinafter defined).  In the event that an Investor Default shall occur and be continuing, the Company may unilaterally terminate the Purchase Agreement, as amended hereby, in which event the Escrow Funds shall be forfeited by the Investor and the Escrow Agent referred to below shall have the right to remit such escrowed funds as directed by the Company.  In the event that the transactions contemplated by the Purchase Agreement, as amended hereby, shall be consummated by the Closing Date (as the same may be extended, as aforesaid), the Escrow Agent shall return the Escrow Funds to the Investor or to such other Person(s) as the Investor may direct the Escrow Agent. Accordingly, and notwithstanding anything to the contrary set forth in Section 3.2(a) above, in  the event that the Investor shall fail to cause the sum of Two Hundred Thousand ($200,000) Dollars (the “Escrow Funds”) to be deposited in the attorneys’ escrow account of Littman Krooks LLP (the “Escrow Agent”) by 5:00 p.m. (EDT) on May 11, 2009, the Company may then elect, by written notice to the Investor, to unilaterally terminate the Purchase Agreement, as amended hereby; in which event neither party to the Purchase Agreement or this Amendment shall have any further liability or obligation to the other.

               (d)           The Parties acknowledge that on April 29, 2009 the Company has drawn the Certificate of Deposit and has received the sum of Five Hundred Thousand Dollars ($500,000) in respect thereof.  As a result, the Limited Recourse Note has been automatically converted into Company Common Stock.  Any termination of the Purchase Agreement or this Agreement shall not affect the record and beneficial ownership rights of the Investor, its pledgee Global Asset Fund Ltd., or any subsequent holder of such shares, in and to an aggregate of 666,667 shares of Company Common Stock into which the Limited Recourse Note was converted as of April 29, 2009.”

2.           Amendment to Section 3.2(b).  Section 3.2(b) of the Purchase Agreement entitled Closing Deliveries is hereby amended to provide that in addition to the Closing Deliveries set forth in Section 3.2(b) of the Purchase Agreement, there shall be added a clause (ix) which shall read as follows:

“(ix)  the Investor shall return to the Company one or more stock certificates evidencing the 666,666 shares of Company Common Stock issued to the Investor upon automatic conversion of the Limited Recourse Note, duly endorsed in blank by the Investor), against delivery by the Company of a stock certificate registered in the name of the Investor for five hundred (500) shares of Series C Preferred Stock, which shares shall be included in (and not in addition to) the 5,000 shares of Series C Preferred Stock referred to in Section 3.2(a)(i) above.”

3.           Amendment to Section 3.2(c). Section 3.2(c) of the Purchase Agreement, entitled Payment of the Purchase Price is hereby deleted and the following Section 3.2 is inserted in place thereof:

“(c)           Payment of the Purchase Price.      The parties hereto do hereby acknowledge that the Investor has heretofore paid Five Hundred Thousand ($500,000) Dollars against the Five Million Dollar ($5,000,000) Purchase Price.  Accordingly, on the Closing Date, the sum of Four Million Five Hundred Thousand Dollars ($4,500,000), representing the balance of the Purchase Price shall be paid by the Investor to the Company by one or more wire transfers of immediately available funds to a bank account designated by the Company prior to the Closing.

4.           Other Amendments.  All references to “Amalphis Group Inc.” or “Amalphis” contained in the Purchase Agreement and the other Transaction Documents, be and the same hereby is deleted, and is replaced by the words and phrases “Rineon Group Inc. or its Affiliate (collectively, “Rineon”)” and “Rineon.”

5.           No Further Amendments; Incorporation by Reference.   Except as expressly amended by this Agreement, all of the terms and condition of the Purchase Agreement and other Transaction Documents shall remain in full force and effect and are hereby incorporated by this reference into this Agreement, as though more fully set forth herein at length.

[Balance of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                                                           NATIONAL HOLDINGS CORPORATION

     By:_/s/  Mark Goldwasser
   Mark Goldwasser
                   Chairman and Chief Executive Officer

The Investor:                                                                             FUND.COM INC.

     By:/s/  Gregory Webster
   Gregory Webster